Exhibit 10.8
THE BURLINGTON NORTHERN SANTA FE SUPPLEMENTAL RETIREMENT PLAN

As Amended and Restated November 4, 2008, effective as of January 1, 2005

Section 1

General

1.1.	Establishment of Supplemental Plan and Purpose.

Burlington Northern Santa Fe Corporation, a Delaware corporation (hereinafter the “Company”), has established the Burlington Northern Santa Fe Supplemental Retirement Plan (hereinafter the “Supplemental Plan”), effective October 1, 1996.  The Supplemental Plan is subject to the following:

(a)
The purpose of the Supplemental Plan is to enable eligible employees of the Employers to receive retirement income and other benefits in addition to the retirement income and other benefits payable under the qualified plans of the Company.  The Company and each Affiliated Company which, with the consent of the Chief Executive Officer or Board of Directors of the Company, adopts the Supplemental Plan are referred to herein collectively as the "Employers" and individually as an “Employer.”   The term “Affiliated Company” shall mean all persons with whom the Company is considered to be a single employer under section 414(b) of the Internal Revenue Code of 1986, as amended (hereinafter, the “Code”) and all persons with whom the Company would be considered a single employer under section 414(c) of the Code.

(b)
The Supplemental Plan as set forth herein shall apply to distributions under the Supplemental Plan commencing on or after January 1, 2005 (the “Effective Date” of the Supplemental Plan as set forth herein), excluding payments made before or made after the Effective Date that are part of a series of installment or annuity payments that commenced prior to the Effective Date; provided that payments that commenced prior to the Effective Date will be subject to the applicable provisions of the Supplemental Plan as in effect prior to the Effective Date.

(c)	Notwithstanding the foregoing, if a Participant’s Termination Date occurred before January 1, 2009, and payment of his Supplemental Plan benefits did not commence before the Effective Date, then:

(i)  If payment of the Participant’s Supplemental Plan benefits has commenced before January 1, 2009, the time and form of payments will be as elected by the Participant in accordance with the terms of the Supplemental Plan as in effect prior to the Effective Date.

(ii)  If payment of the Participant’s Supplemental Plan benefits has not commenced before January 1, 2009, payment of the Participant’s Supplemental Plan benefits will be made in accordance with the terms of the Supplemental Plan as set forth herein, provided that:

(A) The Participant’s Benefit Commencement Date will be the later of (I) January 1, 2009 or (II) the Benefit Commencement Date determined under subsection 4.3 determined without regard to clause (I) of this paragraph (A).

(B) The Participant may file a Distribution Election no later than November 30, 2008 in accordance with paragraph 4.2(a), and if the Participant fails to file a timely Distribution Election, paragraph 4.2(b) will apply.  If the Participant has elected in accordance with subsection 4.2 to have benefits paid as an Annuity (or amounts are otherwise to be paid as an Annuity), the form of Annuity will be determined in accordance with paragraph 4.2(c).

1.2.	ERISA

For purposes of applying Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Supplemental Plan consists of two components: (a) an "excess benefit" plan, within the meaning of section 3(36) of ERISA (the "Excess Plan") and (b) a plan maintained primarily for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of section 301(a)(3) of ERISA (the "Management Plan").  All benefits provided under the Supplemental Plan will be provided under the Excess Plan component, except to the extent that such benefits may not be provided under an excess plan as defined under section 3(36) of ERISA. Any benefits that may not be provided under the Excess Plan component will be provided under the Management Plan component.

1.3.	Administration

The Supplemental Plan shall be administered by the Vice President - Human Resources and Medical of the Company (the “Administrator”) as more fully described in Section 5 hereof.

1.4.	Source of Benefits

The amount of any benefit payable under the Supplemental Plan will be paid in cash from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employers' general creditors in the event of bankruptcy or insolvency.  Such amounts payable shall be reflected on the accounting records of the Employers but shall not be construed to create, or require the creation of, a trust, custodial or escrow account.  Nothing contained in this Supplemental Plan and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between an Employer and an employee or any other person.  Neither an employee nor beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor, subject to any preferences provided by federal bankruptcy laws.

1.5.	Applicable Laws

The Supplemental Plan shall be construed and administered in accordance with the internal laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States.

1.6.	Gender and Number

Where the context admits, words in any gender shall include any other gender words, and the singular shall include the plural, and the plural shall include the singular.

1.7.	Capitalized Terms

Capitalized terms shall have the meaning as defined herein.  If not separately defined herein, they shall have the meaning as defined in the Burlington Northern Santa Fe Retirement Plan (“Retirement Plan”).

1.8.	Severability of Supplemental Plan Provisions

In the event any provision of the Supplemental Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Supplemental Plan, but the Supplemental Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in the Supplemental Plan.

1.9.	Notices

Any notice or document required to be filed with the Administrator under the Supplemental Plan will be properly filed if delivered or mailed by certified mail to the Administrator or the Administrator’s delegate, in care of the Company, at its principal executive offices or such other address as may be specified by the Administrator.  Any notice required under the Supplemental Plan may be waived by the party entitled to notice.

Section 2

Participation
            2.1  Participation

Subject to any conditions or limitations of the Supplemental Plan, each individual who was a Participant in the Supplemental Plan immediately prior to the Effective Date will continue to be a Participant under this Section 2 on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will automatically be enrolled in and become a Participant in the Supplemental Plan under this section on the first day upon which he satisfies the following requirements:

(a)	he is a participant in the Retirement Plan; and

(b)	his benefits under the Retirement Plan are limited or affected by any of the provisions set forth in subparagraphs (i), (ii) or (iii) below:

(i) the compensation limitations of section 401(a)(17) of the Code or the benefit limitation of sections 415(b) or 415(e) of the Code;

(ii) the Retirement Plan does not take into account as compensation any non-qualified deferred compensation, or compensation foregone in exchange for a Company stock award as set forth in Schedule A(1) to this Supplemental Plan, or

(iii) any other such compensatory arrangement as may be established by the Company as set forth in Schedule A(2).

Schedule A is hereby attached hereto and incorporated by reference. Notwithstanding the foregoing, an individual shall not be eligible to become a Participant in the Supplemental Plan earlier than the 31st day following the date on which he first is in Salary Band 34 or higher.

            2.2  Plan Not Contract of Employment

The Supplemental Plan does not constitute a contract of employment, and participation in the Supplemental Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Supplemental Plan, unless such right or claim has specifically accrued under the terms of the Supplemental Plan.

Section 3

Amount of Supplemental Retirement Benefits

            3.1  Amount of Benefits

A Participant under this Section 3 shall be eligible for a Supplemental Retirement Benefit under this Supplemental Plan in an amount equal to:

(a)
the amount of the monthly benefit to which the Participant, surviving spouse, or other Contingent Annuitant as defined in the Retirement Plan would be entitled under the Retirement Plan, if (i) such benefit were determined without regard to the compensation limitations of section 401(a)(17) of the Code and without regard to the limitations imposed by section 415 of the Code, and (ii) the Retirement Plan included as compensation any Participant contributions under a non-qualified deferred compensation arrangement, or compensation foregone in exchange for a Company stock award as set forth in Schedule A(1) to this Supplemental Plan, or (iii) any other such compensatory arrangement as may be established by the Company as set forth in Schedule A(2), if not otherwise credited under the Retirement Plan.  To the extent that any compensation is taken into account under the Excess Plan, such compensation shall not be taken into account under the Management Plan.

REDUCED BY

(b)
the value of the benefits under the Retirement Plan that are payable to or on account of the Participant, surviving spouse, and other Contingent Annuitants; provided that if benefit payments under the Retirement Plan to or on account of the Participant, surviving spouse, or other Contingent Annuitants have not commenced on or before the Benefit Commencement Date, the amount determined under this paragraph (b) shall equal the value of the benefits that would be payable under the Retirement Plan to or on account of the Participant, surviving spouse, and other Contingent Annuitants if such benefit payments under the Retirement Plan had commenced on the Benefit Commencement Date.

Section 4

Vesting and Payment of Supplemental Retirement Benefits

             4.1 Vesting

Subject to subsection 7.2, a Participant shall have become vested and have a nonforfeitable interest in his benefits determined under Section 3 when and to the extent that his accrued benefit under the Retirement Plan becomes vested and nonforfeitable, provided, however, that if a Participant has entered into an agreement set forth in Schedule A(2) and such agreement contains provisions related to vesting under the Supplemental Plan, such provisions shall control for purposes of this Supplemental Plan.

            4.2  Distribution Election

Subject to the terms of the Supplemental Plan, a Participant may elect the form in which such Participant’s benefits will be distributed, subject to the following:

(a)
A Participant’s election as to whether his benefits are to be distributed as an Annuity, in a Lump Sum Form, or in an Installment Form shall be made by the Participant by filing a Distribution Election with the Administrator no later than the 30th day following the date on which the Participant first becomes eligible to participate in the Supplemental Plan in accordance with subsection 2.1, or is deemed to participate in the Supplemental Plan in accordance with Treasury Regulation Section 1.409A-2(a).  However, individuals who are Participants in the Supplemental Plan on or prior to January 1, 2009 may file a Distribution Election with the Administrator no later than November 30, 2008, subject to the provisions of section 409A of the Code and applicable guidance issued thereunder (“Section 409A”).

(b)
If a Participant fails to file a Distribution Election in a timely manner in accordance with this subsection 4.2, or if the Participant files a Distribution Election providing for payment in the form of an Annuity but does not specify the form of Annuity, payment will be made in the Life Annuity Form.

(c)
If the Participant has elected in accordance with the foregoing provisions of this Section 4 to have benefits paid as an Annuity (or amounts are otherwise to be paid as an Annuity), he may at any time before the date any Annuity payments have commenced, modify his election by choosing that payments will be made in a different form of Annuity, and/or choosing a different Contingent Annuitant of the Annuity; provided that such change may not modify the Benefit Commencement Date; and further provided that this paragraph (c) is subject to subsection 4.8, if that subsection is otherwise applicable.  If the Participant has elected in accordance with the foregoing provisions of this Section 4 to have benefits paid as an Annuity (or amounts are otherwise to be paid as an Annuity), and fails to elect the form of Annuity prior to the date Annuity payments have commenced, payment will be made in the Single Life Annuity Form if the Participant is not married on the Benefit Commencement Date and in the 50% Joint and Survivor Annuity Form with the Participant’s spouse as the Contingent Annuitant if the Participant is married on the Benefit Commencement Date.

             4.3  Commencement of Benefits

Subject to the terms and conditions of the Supplemental Plan (including, without limitation, subsection 4.7, relating to Specified Employees), a Participant’s Supplemental Retirement Benefit will commence on the Participant’s Benefit Commencement Date.  The Benefit Commencement Date is the first day of the calendar month following the later of:

(a)	the calendar month in which occurs the Participant’s Termination Date; and

(b)
if the Participant has completed 10 Years of Vesting Service on or before his Termination Date, the calendar month in which the Participant attains age 55, or if the Participant has not completed at least 10 Years of Vesting Service on his Termination Date, the calendar month in which the Participant attains age 65.

             4.4  Termination Date

A Participant’s “Termination Date” (including references to a Participant’s employment termination and terminating employment, as well as references to a Participant’s separation from service) shall mean the Participant ceasing to be employed by the Company and the Affiliated Companies, subject to the following:

(a)
The employment relationship will be deemed to have ended at the time the employee and his employer reasonably anticipate that a level of bona fide services the employee would perform for the Company and the Affiliated Companies after such date (whether as an employee or independent contractor, but not as a director) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliated Companies if the employee has performed services for the Company and the Affiliated Companies for less than 36 months).  In the absence of an expectation that the employee will perform at the above-described level, the date of termination of employment will not be delayed solely by reason of the employee continuing to be on the Company's and the Affiliated Companies' payroll after such date.

(b)	The employment relationship will be treated as continuing intact while the employee is on a bona fide leave of absence (determined in accordance with Treasury Regulation Section 1.409A-1(h)).

             4.5  Forms of Payment

If a Participant survives to his Benefit Commencement Date (determined without regard to the provisions of subsection 4.7, relating to Specified Employees), the Participant’s Supplemental Retirement Benefit will be distributed in one of the forms set forth in this subsection 4.5, as determined in accordance with subsection 4.2:

(a)
Single Life Annuity Form.  Under the Single Life Annuity Form, a Participant’s Supplemental Retirement Benefit will be paid to him monthly, commencing on his Benefit Commencement Date, and ending with the payment for the month during which his death occurs.

(b)
Joint and Survivor Annuity Form.  Under the Joint and Survivor Annuity Form, the Participant will receive a reduced monthly amount commencing on the Benefit Commencement Date and payable for the life of the Participant and, upon his death, a continuing monthly payment to the Contingent Annuitant of 25%, 50%, 66-2/3%, or 100% of the monthly amount the Participant was receiving, with the payments to the Contingent Annuitant to continue for the Contingent Annuitant’s life.  The Contingent Annuitant under the Joint and Survivor Annuity Form may be designated by the Participant (and may be changed by the Participant) at any time before the Benefit Commencement Date.

(c)
Period Certain and Life Annuity Form.  Under the Period Certain and Life Annuity Form, the Participant will receive a reduced monthly amount commencing on the Benefit Commencement Date and payable to the Participant for life and, upon his death, a continuing monthly payment to the Contingent Annuitant of the same amount for the remainder of the 120 months beginning with the month that includes the Benefit Commencement Date.  The Contingent Annuitant may be designated by the Participant (and may be changed by the Participant) at any time before the Participant's death.  If the Contingent Annuitant designated by the Participant predeceases the Participant, the Contingent Annuitant shall receive no benefits under this subsection 4.5, and the benefits will be paid to the Participant or, if the Participant dies prior to the payment of the 120 monthly payments, the remainder will be paid to the Participant’s estate at the same time and in the same manner as they would have been paid to the Participant had he survived to the end of the 120 month period after the Benefit Commencement Date.  Subject to the applicable provisions of subsection 4.8, if the Contingent Annuitant designated by the Participant survives the Participant but dies prior to payment of all period certain benefits, the benefits, if any, that would be payable to the Contingent Annuitant shall be paid to the Contingent Annuitant’s estate (or to a secondary Contingent Annuitant to the extent designated in an effective Contingent Annuitant Designation Form) at the same time and in the same manner as they would have been payable to the Contingent Annuitant if the Contingent Annuitant had survived.

(d)	Lump Sum Form. Under the Lump Sum Form, the Participant will receive a single sum in full satisfaction of any liability under the Supplemental Plan to such Participant.

(e)
Installment Form.  Under the Installment Form, the Participant will receive monthly installments over a period of five or ten years, beginning on the Benefit Commencement Date, and if the Participant dies prior to payment of all such installments, the remainder shall be paid to the Contingent Annuitant.  The Contingent Annuitant with respect to the Installment Form may be designated by the Participant (and may be changed by the Participant) at any time before the Participant's death.  If the Contingent Annuitant designated by the Participant predeceases the Participant, the Contingent Annuitant shall receive no benefits under this subsection 4.5, and the installments will be paid to the Participant or, if the Participant dies prior to the payment of payment of all of the installments, the remainder will be paid to the Participant’s estate at the same time and in the same manner as they would have been paid to the Participant had he survived during the entire installment payment period.  Subject to the applicable provisions of subsection 4.8, if the Contingent Annuitant designated by the Participant survives the Participant but dies prior to payment of all installments, then the installments, if any, that would be payable to the Contingent Annuitant shall be paid to the Contingent Annuitant’s estate (or to a secondary Contingent Annuitant to the extent designated in an effective Contingent Annuitant Designation Form) at the same time and in the same manner as they would have been payable to the Contingent Annuitant if the Contingent Annuitant had survived.

(f)	Annuity Form of Payment. For purposes of this Supplemental Plan, the term “Annuity” means the Life Annuity Form, the Joint and Survivor Annuity Form, and the Period Certain and Life Annuity Form.

Notwithstanding the foregoing, if a Participant’s Supplemental Retirement Benefit has a present value (determined in accordance with subsection 4.6 below) on the Participant’s Benefit Commencement Date of $25,000.00 or less, such benefit shall be distributed on the Benefit Commencement Date in the Lump Sum Form described in paragraph (d) above.

For purposes of the Joint and Survivor Annuity Form, a Participant may designate any natural person as his “Contingent Annuitant” by signing a Contingent Annuitant Designation Form furnished by the Administrator.  For purposes of the Period Certain and Life Annuity Form, and the Installment Form, a Participant may designate any legal or natural person as his “Contingent Annuitant” by signing a Contingent Annuitant Designation Form furnished by the Administrator.  A Contingent Annuitant Designation Form will be effective only when the signed form is filed with the Administrator while the Participant is alive.  A designation of a Contingent Annuitant may be revoked or amended only by the completion of a new Contingent Annuitant Designation Form, and only to the extent permitted by the provisions of the Supplemental Plan.  If a Participant’s spouse is named as such Participant’s Contingent Annuitant, the Participant and such spouse are subsequently divorced, and such divorce occurs prior to the Benefit Commencement Date, then the designation of the spouse made prior to the divorce shall be null and void.  In order to designate a former spouse as a Contingent Annuitant, a new Contingent Annuitant Designation Form must be completed.  Subject to paragraphs (c) and (e) above (relating to the Period Certain and Life Form and the Installment Form), if a deceased Participant failed to designate a Contingent Annuitant as provided above, his benefits shall be paid in accordance with the following order of priority:  (i) to his surviving spouse, if any; (ii) to his surviving children in equal shares; or (iii) the estate of the Participant.

             4.6 Actuarial Equivalence

A Participant’s Supplemental Retirement Benefit will be the Actuarial Equivalent of the Participant’s benefit determined under subsection 3.1, determined by applying the appropriate interest rate and other actuarial assumptions set forth in Article 9.02(g) of the Retirement Plan as of the Participant's Benefit Commencement Date (with such Benefit Commencement Date determined without regard to the delay imposed by Section 4.7 (relating to Specified Employees)).

             4.7 Specified Employees

If a Participant is a "Specified Employee" at the time of his separation from service, and payment of his benefits is pursuant to the separation from service, payment of the Participant’s Supplemental Plan benefits shall be made to him on the later of the date otherwise scheduled for such payment or the first day of the seventh month following such separation from service; provided that if payment of such benefit is delayed by reason of this subsection 4.7, amounts otherwise due to the Participant prior to the payment date shall be accumulated with interest determined in accordance with subsection 4.6, and paid to him on the first day of the seventh month.  “Specified Employee” shall be defined in compliance with Treasury Regulation Section 1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his delegate from time to time.

             4.8  Payment of Supplemental Plan Benefits to Contingent Annuitants

If a Participant dies before his Benefit Commencement Date and he is married at the time of his death, then benefits will be provided to the Participant’s spouse (determined at the time of the Participant’s death, and referred to as the “Surviving Spouse”) to the extent provided in this subsection 4.8.  If the Participant dies before his Benefit Commencement Date, benefits will be payable with respect to the Participant only to the extent provided under this subsection 4.8.  For the avoidance of doubt, it is recited that no person will be entitled to benefits under this Supplemental Plan if the Participant dies before his Benefit Commencement Date without a Surviving Spouse or if the Participant dies before his Benefit Commencement Date with a Surviving Spouse and the Surviving Spouse does not survive until the Benefit Commencement Date.

(a)
Annuity Form.  If the Participant’s Distribution Election provides for payment of his benefits as an Annuity (or benefits are otherwise to be paid as in an Annuity), then the Surviving Spouse will be entitled to the Pre-Retirement Surviving Spouse Benefit in the form of an annuity payable for her lifetime to which the Surviving Spouse would have been entitled under the Retirement Plan if the benefit had been determined under the Retirement Plan in accordance with subsection 3.1 of this Supplemental Plan, including the reduction provided by paragraph 3.1(b) (the “Supplemental Plan Pre-Retirement Surviving Spouse Benefit”).

(b)
Installment and Lump Sum Forms.  If the Participant’s Distribution Election provides for payment of his benefits in the Installment Form or the Lump Sum Form, and such election is in effect and has not been revoked before the Participant’s death, then the Surviving Spouse will be entitled to the Installment Form of payment over a period of five or ten years or to the Lump Sum Form, (with choice of the Lump Sum Form or the Installment Form, and the number of years of installments if applicable, to be as elected by the Participant in his Distribution Election), and such Installment Form or Lump Sum Form to be the actuarial equivalent of the Supplemental Plan Pre-Retirement Surviving Spouse Benefit.

(c)
Time of Benefit Commencement.  Benefits to the Surviving Spouse under this subsection 4.8 will commence (or in the case of the Lump Sum Form, will be made) on the Participant’s Benefit Commencement Date.

(d)
Death after Benefit Commencement.  If a Participant dies on or after his Benefit Commencement Date, no death benefits will be payable under the Supplemental Plan except as may be provided under the distribution method applicable to such benefits in accordance with subsection 4.5 hereof.

(e)
Designation of Contingent Annuitant.  If the Participant dies before his Benefit Commencement Date, then, for purposes of this subsection 4.8, the Participant’s designation of a Contingent Annuitant other than the Surviving Spouse will be disregarded, and instead the Participant will be treated as though he had designated the Surviving Spouse as his Contingent Annuitant.

(f)	Application to Specified Employees. For purposes of this subsection 4.8, the provisions of subsection 4.7 will be disregarded in determining the Participant’s Benefit Commencement Date.

             4.9  Alienation of Benefits

The benefits payable to, or on account of, any individual under the Supplemental Plan may not be voluntarily or involuntarily assigned or alienated.

             4.10  Administration and Tax Liability

(a)
Notwithstanding any other provisions of this Supplemental Plan, it is intended that the Supplemental Plan shall in all respects be operated in accordance with Section 409A.  Further, the Administrator may modify the time of payment of the Participant’s benefits if it determines that such modification may be necessary to avoid acceleration of tax or imposition of penalties under Section 409A.  Regardless of whether the Administrator modifies or fails to modify the time at which any such benefit is settled, paid-out, vested or transferred, the Participant shall be solely liable for any taxes, including without limitation taxes that may be imposed under Section 409A, additional taxes and interest incurred by reason of such transfer.

(b)
The Employers may withhold from any payment of benefits hereunder any taxes, RRTA or FICA Amounts (defined in paragraph (d)) required to be withheld and such sum as the Employers may reasonably estimate to be necessary to cover any taxes for which the Employers may be liable and which may be assessed with regard to such payment.

(c)
If, with respect to a Participant’s Plan benefits, RRTA or FICA Amounts (defined in paragraph (d)) are due from a Participant more than 31 days before the Benefit Commencement Date for those benefits, the Company will pay to the applicable tax authorities:

(i)           the RRTA or FICA Amounts otherwise due from the Participant with respect to such benefits (including amounts due by reason of clause (ii) below); and

(ii)           the Income Tax Withholding Amounts (defined below) attributable to the amounts paid in accordance with clause (i) above as well as paid in accordance with this clause (ii).

The Participant’s total Supplemental Plan Benefit will be reduced by an amount that is the actuarial equivalent of the taxes withheld and paid in accordance with clauses (i) and (ii) above, with such reduction effected by an identical percentage reduction of each payment otherwise due under the Plan with respect to the Participant.  For purposes of this paragraph (c), actuarial equivalency shall be determined under principles set forth in subsection 4.6, using the assumptions applicable as of the date such Benefit is taken into account by the Employer for purposes of paragraph (b).

(d)
The term “RRTA or FICA Amounts” means the Railroad Retirement Tax Act tax imposed under Code section 3201, section 3211, section 3231(e)(1), and section 3231(e)(8), and the Federal Insurance Contributions Act tax imposed under Code section 3101, section 3121(a), and section 3121(v)(2) where applicable.  The term “Income Tax Withholding Amounts” means the income tax at source on wages imposed under Code section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA or RRTA Amounts, and the additional income tax at source on wages attributable to the pyramiding section 3401 wages.

Section 5

Administration

            5.1  Authority

The Administrator shall have the following discretionary authority, powers, rights and duties in addition to those vested in the Administrator elsewhere in the Supplemental Plan:

(a)
to adopt and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Supplemental Plan and as are consistent with the provisions of the Supplemental Plan;

(b)	to enforce the Supplemental Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administrator;

(c)
to determine conclusively all questions arising under the Supplemental Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Supplemental Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d)	to maintain and keep adequate records concerning the Supplemental Plan and concerning its proceedings and acts in such form and detail as the Administrator may decide;

(e)	to direct all payment of benefits under the Supplemental Plan; and

(f)
to employ such agents, attorney, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Administrator considers necessary or desirable to discharge the Administrator’s duties.

The Administrator may from time to time delegate duties to members of the Human Resources Department or other employees of the Company.

            5.2  Information to be Furnished to the Administrator

The Employers shall furnish to the Administrator such data, tax withholding certifications and information as may be required for it to discharge its duties, and the records of the Employers shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Supplemental Plan must furnish to the Administrator such evidence, data or information as the Administrator considers desirable to carry out the Supplemental Plan.

            5.3  Decisions

Any interpretation of the Supplemental Plan and any decision on any matter within the discretion of the Administrator made by the Administrator shall be binding on all persons, provided, however, that any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the Administrator to a review of such denial by the Burlington Northern Santa Fe Employee Benefits Committee (the “Committee”).  Such review shall be initiated by the written request therefore by such person filed with the Committee within 60 days after receipt by the person of the denial by the Administrator.  The Committee may from time to time delegate its duties to members of the Human Resources Department or other employees of the Company.  A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.   Any interpretation of the Supplemental Plan with respect to benefits payable to the Administrator shall be made by the Committee.

Section 6

Amendment and Termination

            6.1  Amendment and Termination

           The Supplemental Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; provided however, the Chief Executive Officer of the Company may not amend the Supplemental Plan in any manner which would make benefit or other changes materially increasing an Employer’s liabilities under the Supplemental Plan, make amendments required by law to be approved by the Board of Directors or a committee thereof, make amendments which change the design of the Supplemental Plan with respect to the allocation of responsibilities, or make changes affecting the Company’s indemnification obligations.  The Supplemental Plan may be terminated by resolution of the Board of Directors of the Company.  No amendment or termination of the Supplemental Plan may:

(a)	reduce or impair the interests of Participants in benefits being paid under the Supplemental Plan as of the date of the amendment or termination, as the case may be; or

(b)
reduce the amount of Supplemental Retirement Benefits payable to or on account of an employee of an Employer to an amount which is less that the amount to which he would be entitled in accordance with the provisions of the Supplemental Plan if the employee terminated employment immediately prior to the date of the amendment or termination, as the case may be, and the employee were fully vested in his benefits accrued through the date of such amendment or termination.

Notwithstanding the foregoing, in no event shall any such termination or distribution be made to the extent that it would not satisfy the provisions of Treasury Regulation Section 1.409A-3 (or other applicable provisions of Section 409A).

            6.2  Merger

No Employer will merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements, satisfactory to the Administrator, for the payment of any benefits payable under the Supplemental Plan.

Section 7

Change in Control
            7.1  Definition.

A "Change in Control" shall be deemed to have occurred if:

(1)
any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

(2)
during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3)
the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

(4)
the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.  For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities.  The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date.  The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I railroad that is approved by the Board shall not constitute a "Change in Control" unless the Board makes a determination that the transaction shall constitute a "Change in Control."

            7.2  Effect of a Change in Control

Notwithstanding any other provision of the Supplemental Plan to the contrary, in the event of a Change in Control, each Participant shall immediately be fully vested in the amounts accrued under the Supplemental Plan.  The Company shall be obligated to transmit funds equal to the present value of the Supplemental Retirement Benefits under this Supplemental Plan to the Burlington Northern Santa Fe Corporation Amended and Restated Benefits Protection Trust or a successor to such trust (such trust, together with any such successor, referred to as the “Trust”) to the extent required by the provisions of such Trust.  For purposes of this subsection 7.2, the present value of the Supplemental Retirement Benefits under this Supplemental Plan shall be determined by applying the assumptions set forth in the Retirement Plan, provided that for purposes of determining the discount rate, an interest rate equal to the average yield to worst specified in the Lehman Brothers U.S. Aggregate Index for the last day of each month for the sixty calendar months prior to the calendar month in which the Change in Control occurs shall be used, and the reduction factors for early commencement applicable at the earliest age the Participant would be eligible for Early Retirement shall be used.

SCHEDULE A

(1)
Plans and Programs providing for non-qualified deferred compensation or compensation foregone in exchange for a Company stock award which is not taken into account under the Retirement Plan but which is taken into account under the Supplemental Plan

Burlington Northern Inc. Deferred Compensation Plan

Santa Fe Pacific Supplemental Deferred Compensation Plan

Burlington Northern Santa Fe Incentive Bonus Stock Program

Burlington Northern Santa Fe Salary Exchange Option Program

Burlington Northern Santa Fe Estate Enhancement Program

Santa Fe Pacific Supplemental Retirement and Savings Plan

Burlington Northern Santa Fe Supplemental Investment and Retirement Plan

(2)	Other compensatory arrangement established by the Company relating to benefits under the Supplemental Plan

Retirement Benefit Agreement between R. D. Krebs and Santa Fe Pacific Corporation, dated March 24, 1992

Retirement Benefit Agreement between R. D. Krebs and Burlington Northern Santa Fe Corporation, dated December 12, 2001

Retirement Benefit Agreement between M. D. Dealy and The Atchison, Topeka and Santa Fe Railway Company, dated July 19, 1993

Retirement Benefit Agreement between BNSF Corporation and John Klaus, dated January 22, 2000

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Craig Hill, dated January 26, 2000

Retirement Benefit Agreement between BNSF Corporation and Sami Shalah, dated January 27, 2000

Retirement Benefit Agreement between BNSF Corporation and Gloria Zamora, dated October 30, 2001

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Matthew K. Rose, dated April 19, 2002

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Charles L. Schultz, dated May 22, 2003

Retirement Benefit Agreement between BNSF Corporation and John Lanigan, dated March 20, 2003